EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_______) pertaining to the TeleCommunication Systems, Inc. Amended and Restated 1997 Stock Incentive Plan, of our report, dated February 9, 2001, with respect to the financial statements of TeleCommunication Systems, Inc. included in its Annual Report (Form 10-K, File No. 000-30821) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland
July 30, 2001